EXHIBIT 99

$TDCH, $AAPL 30DC ANNOUNCES THAT ITS CORPORATE MAGCAST MAGAZINE APP IS NOW AVAILABLE FOR DOWNLOAD ON APPLE NEWSSTAND

New York, NY, December 9, 2013, 30DC, Inc (OTC: TDCH), a provider of tools for the monetization of digital content, today announced that its MagCast App "30DC Investor Relations Magazine" is available for download and subscription on Apple Newsstand. The Magazine features information about 30DC's products and services, corporate and investor relations information, as well as contributions from a variety of experts regarding important topics that affect digital self-publishing. Examples of prominent topics to be covered regularly are mobile computing trends and self-publishing industry success stories.

The App demonstrates a real world example of how MagCast can be used by self publishers, and online entrepreneurs, interested in developing digital magazines and selling digital products.

In creating its digital magazine App, the company is utilizing its own self publishing tools to target a broad audience including current shareholders, potential investors, content creators and content consumers who understand the power of digital publishing. 30DC Investor Relations Magazine Is a free publication available on Apple Newsstand by subscription only and can be accessed via the following link:

https://itunes.apple.com/us/app/30dcir-mag/id737655178?mt=8

30DC's MagCast publishing platform offers an apps development and maintenance tool for publishers seeking to circulate content on a single issue or subscription basis. MagCast utilizes Apple's marketplace for digital media and Apple Newsstand as the customer interface, which provides electronic distribution and collects revenue. Apple recently announced that that they had surpassed 700 million iOS customers, that 60 billion Apps had been downloaded since the Apps store was founded in 2008 and that over $13 billion has been paid out to Apps developers.

Economists are pointing to a long-term shift towards digital commerce as people are increasingly become more comfortable with mobile devices. The average time US adults will spend consuming digital media will exceed the same amount of applied time they will spend watching TV, according to a recent study by eMarketer.com.

30DC management believes that demand for digital products will increase significantly as this practice becomes increasingly more mainstream, and the Company is inviting investors, self publishers, and digital entrepreneurs of all types - or anyone else looking to capitalize on important secular trends of self publishing on mobile devices - to download and subscribe to 30DC Investor Relations Magazine:

https://itunes.apple.com/us/app/30dcir-mag/id737655178?mt=8

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About 30DC, Inc.

30DC provides  web-based  tools for the  monetization  of digital  content.  For
addition   information  on  30DC,   please  download  a  corporate  fact  sheet:
http://30dcinc.com/investors/news.

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional information:
Greg Laborde. 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com
Source: 30DC, Inc



































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